EXHIBIT 99.1

Nutriband Inc. and Kindeva Drug Delivery sign feasibility agreement to develop AVERSA™ Fentanyl, an abuse deterrent fentanyl patch

ORLANDO, Fla., January 10, 2022 – Nutriband Inc. (NASDAQ:NTRB) (NASDAQ:NTRBW) today announced the signing of a feasibility agreement with Kindeva Drug Delivery to develop Nutriband’s lead product, AVERSA™ Fentanyl, based on its proprietary AVERSA™ abuse deterrent transdermal technology and Kindeva’s FDA-approved transdermal fentanyl patch (fentanyl transdermal system). The feasibility agreement is focused on adapting Kindeva’s commercial transdermal manufacturing process to incorporate AVERSA technology.

Nutriband’s AVERSA™ abuse deterrent technology can be utilized to incorporate aversive agents into transdermal patches to prevent the abuse, diversion, misuse and accidental exposure of drugs with abuse potential. The technology is covered by a broad intellectual property portfolio with a recent notice of allowance from the United States Patent and Trademark Office (USPTO) and international patents granted in Europe, Japan, Korea, Russia, Mexico, and Australia.

Kindeva, a leading global contract development and manufacturing organization (CDMO), has a rich legacy of over 50 years of pharmaceutical innovation as 3M Drug Delivery Systems. Kindeva scientists and engineers include pioneers in the transdermal industry who developed the first drug-in-matrix transdermal patch which has become the standard patch design in the transdermal market. Kindeva currently manufactures millions of branded and generic transdermal patches each year which are distributed globally, primarily in the US, Europe and Asia.

‘We are delighted to partner with Kindeva, a world leader in transdermal product development and manufacturing, to help us bring AVERSA Fentanyl to market. Our focus is to develop our AVERSA abuse deterrent technology to improve the safety profile of transdermal drugs susceptible to abuse, such as fentanyl, while making sure that these drugs remain accessible to those patients who really need them,’ said Gareth Sheridan, CEO, Nutriband.

‘Kindeva has a long track record of proven innovation in drug delivery, including in transdermal systems. We are excited to bring the talents of our team and our approved product to this feasibility collaboration with Nutriband. Continuing to formulate and develop combination products that are safe and effective for patients is central to our mission,’ said Aaron Mann, CEO, Kindeva.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA™ abuse deterrence technology. AVERSA™ technology can be incorporated into any transdermal patch to prevent the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

About Kindeva

Headquartered in Woodbury, Minnesota, Kindeva Drug Delivery is a leading global contract development and manufacturing organization (CDMO) in the pharmaceutical industry. Kindeva provides unique technologies and quality services to its customers, ranging from formulation and product development to commercial manufacturing. Kindeva focuses on complex drug programs, and its current offering spans inhalation drug delivery, transdermal drug delivery, microstructured transdermal systems (microneedles), and connected drug delivery. Kindeva employs approximately 1,000 people worldwide. For more information, visit www.kindevadd.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ’‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended January 31, 2020 and Forms 10-Q, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Investor Relations

RedChip Companies

Dave Gentry

Dave@redchip.com

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407-491-4498